Exhibit 3.3

Delaware
                                                                                                                                                            Page 1
The First  State

I,   JEFFREY  W.   BULLOCK,   SECRETARY OF STATE  OF  THE  STATE  OF DELAWARE,   DO HEREBY CERTIFY THE ATTACHED IS A  TRUE AND  CORRECT COPY OF THE  CERTIFICATE OF AMENDMENT OF   "ELITE ENERGIES,   INC. ", FILED  IN  THIS  OFFICE  ON  THE   TWENTY-FOURTH DAY OF MARCH,   A.D. 2010,   AT 5:24   O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

4525761 8100 100314229 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 7893106 DATE: 03-25-10

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Elite Energies, Inc._____________________________________________________________________________________________

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Fourth__________”     so that, as amended, said Article shall be and read as follows;

The amount of the total stock of this corporation is authorized to issue is 50,000,000 shares with a par value of $0.000001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:     That said. amendment was duly adopted  in accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this  22____________  day of March_____________ , 2010.

By:	/s/ Stephen Wan Authorized Officer
Title:	CFO
Name:	Stephen Wan
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:32 PM 03/24/2010
FILED 05:24 PM 03/24/2010
SRV 100314229 - 4525761 FILE